AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated as of June 2, 2023 (but is effective as of May 12, 2023) by and among OCEAN BIOMEDICAL, INC., a Delaware corporation ("Borrower"), and McKRA INVESTMENTS III, a California general partnership ("Lender"; together with Borrower, the "Parties").

RECITALS:

A. Lender and Borrower entered into that certain Loan Agreement, dated as of March 28, 2023, whereby Lender agreed to make a single Advance to Borrower in the principal amount of $1,000,000 (the "Loan Agreement").

B. Borrower and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B have entered into that certain Securities Purchase Agreement, dated as of May 15, 2023 (the "SPA").

C. Whereas, the Parties wish to amend the Loan Agreement to incorporate certain terms and conditions pursuant to a mutually agreed upon understanding.

AGREEMENT:

NOW THEREFORE, for and in consideration of the above premises, the mutual obligations of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1) **Incorporation of Recitals; Certain Defined Terms**. The recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof, the same as if set forth at length in this Paragraph. Capitalized terms that are used but not otherwise defined in this Amendment shall have the respective meanings that such terms have in the Loan Agreement.

2) **Specific Amendment Terms – Loan Agreement**. The Loan Agreement is hereby amended as follows:

a) Upon the Parties' due execution of this Amendment, Borrower shall pay to Lender an amount of $175,000.00, which Lender will apply as payment towards the outstanding Fees due under the Loan Agreement.

b) Within five (5) business days of Borrower's receipt of funds in connection with the first Additional Closing (as defined in the SPA) under the SPA, Borrower shall pay to Lender an amount of $500,000.00, which Lender will apply as partial payment towards the Advance made under the Loan Agreement, in the order and amounts determined by Lender.

c) Within five (5) business days of Borrower's receipt of funds in connection with the second Additional Closing (as defined in the SPA) under the SPA (the "Maturity"), Borrower shall pay to Lender an amount of $500,000.00 plus any accrued unpaid interest,

which Lender will apply as payment in full of the Advance made under the Loan Agreement, in the order and amounts determined by Lender.

d) In the event Borrower raises any additional capital through any financing arrangements, the issuance of equity, debt or any instruments convertible or exercisable into the foregoing securities or otherwise in which Borrower has received proceeds in a minimum amount of $25 million (a "Capital Raise"), the proceeds of such Capital Raise shall be used by Borrower to as promptly as possible repay the Advance made under the Loan Agreement plus any accrued unpaid interest.

3) **Issuance of Shares**. In exchange for this Amendment, Borrower shall issue 25,000 shares of Common Stock of Borrower ("Extension Shares") to Lender within five (5) business days of the Parties' due execution of this Amendment; provided, however, that in no event will Borrower issue any Extension Shares to Lender that would result in Lender (together with any other persons whose beneficial ownership of Borrower's Common Stock would be aggregated with Lender's for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any "group" of which Lender is a member) beneficially owning more than 9.9% of the outstanding shares of Borrower's Common Stock. The Company shall file a registration statement for the Extension Shares no later than thirty (30) days following such issuance.

4) **Effect of Amendment; Ratification of Loan Agreement**. This Amendment amends and supplements the Loan Agreement. The terms and provisions of this Amendment shall govern and supersede any contrary terms and provisions set forth in the Loan Agreement. The Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and remains in full force and effect.

5) **Counterparts**. This Amendment may be exercised in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Loan Agreement as of the date first written above.

OCEAN BIOMEDICAL, INC.

By:

Name: Chirinjeev Kathuria

Title: Executive Chairman

McKRA INVESTMENTS III

By:

Name: Jim Caviglia

Title: Partner